UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[      ]         Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]         Definitive Proxy Statement

[  X  ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

Putnam Municipal Opportunities Trust ("PMO")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of Each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus") is filing the attached Exhibit contained in this Schedule 14A with U.S. Securities Exchange Commission relating to the definitive proxy statement and accompanying GREEN proxy cards filed with the U.S. Securities and Exchange Commission on March 8, 2010 and to be used in connection with the annual meeting of shareholders of Putnam Municipal Opportunities Trust ("PMO" or the "Fund") scheduled to be held on Thursday, April 8, 2010 at 11:00 A.M. E.S.T., at One Post Office Square, Boston, Massachusetts 02109, or any postponements or adjournments thereof (the "Meeting") to solicit votes in support of the election of all of Karpus' Trustee nominees and Karpus' shareholder proposal recommending that the Trustees promptly consider converting the Fund to an open-end format. Karpus strongly urges all shareholders of PMO to read its definitive proxy statement because it contains important information.

The attached Exhibit represents the beliefs of Karpus.